                                                                    EX-99.(a)(3)

                                   SCHEDULE D
                                   ----------

                         THE BRINSON RELATIONSHIP FUNDS
                         ------------------------------
                    DESCRIPTION OF FUND ACCOUNTING SERVICES
                    ---------------------------------------

                        AS LAST AMENDED ON JUNE 1, 1998

                           DAILY ACCOUNTING SERVICES
                           -------------------------

1)  Maintain the books and records of each Series.
    ---------------------------------------------

2)  Calculate Net Asset Value Per Share:
    ------------------------------------

        . If necessary, enter manual prices supplied by Customer and/or broker. . Monitor securities for which there is no change in price from one day to the next.
        . Review variance reporting on-line and in hard copy for price changes in individual securities using variance levels established by Customer. Verify U.S. dollar security prices exceeding variance levels by notifying client and pricing sources of noted variances.
        . Complete daily variance review on foreign exchange rates and local foreign prices. Notify the client of changes exceeding established levels for the client's verification.
        . Provide daily file transmissions and auto-reconciliation reports to the Advisor.
        . Communicate required pricing information (NAV) to Customer, Transfer Agent and additional Brinson Mutual Funds clients/Custodian
        .  Report NAV to 4 decimal places.

3)  Perform Partnership Allocation, as required.
    -------------------------------------------

4)  Reconcile and Record All Daily Expense Accruals.
    -----------------------------------------------

5)  Verify and Record All Daily Income Accruals for Debt Issues:
    -----------------------------------------------------------

    .  Separately allocate Partners' percentage of:
    a) domestic interest income.
    b) foreign interest income.
    c) miscellaneous income.

6)  Record Corporate Action, Cash Dividends and Capital changes on Securities:
    -------------------------------------------------------------------------

    . Interface with Custodian to monitor timely collections and postings of corporate actions, dividends, interest and capital changes.

7)  Record all Security Trades based on instruction from the Customer:
    -----------------------------------------------------------------

    .  Verify settlement through the Custodian statements.
    . Determine realized gains/losses on security trades using the Trust approved FIFO methodologies.
    . Provide Foreign Currency exchange rate realized and unrealized gains/losses details.
    .  Separately allocate each Partner's economic percentage, as required of:
       a)  Realized Short-Term gains/losses.
       b)  Realized Mid-Term gains/losses.
       c)  Realized Long-Term gains/losses.
       d)  Realized Currency gains/losses.
    .  Allocate each Partner's percentage of realized gains/losses, as required.

8)  Record All Funds Share/Partner Transactions.
    -------------------------------------------

9)  Review and Reconcile With Custodian Statements.
    ----------------------------------------------

10) Provide Daily Accounting Reports as agreed to from time to time by Bank and
    ----------------------------------------------------------------------------
    Customer:
    --------

    . Bank represents that all Customer Information, in whatever form, is the property of the Customer.
    .  Provide Summaries Schedule.
11)  Provide Daily yield for the Brinson Short-Term Fund and any short-term fund
     ---------------------------------------------------------------------------
     that may be developed.
     ---------------------

                          MONTHLY ACCOUNTING SERVICES
                          ---------------------------

1)  Full Financial Statement Preparation (automated Statements of Assets and
    ------------------------------------------------------------------------
    Liabilities, of   Operations and of Changes in Net Assets) and submission
    ----------------  -------------------------------------------------------
    to Customer by 10th Business Day.
    --------------------------------

2)  Submission of Monthly Automated Reports:
    ---------------------------------------

    .  Security Purchase/Sales Journal.
    .  Interest and Maturity Report.
    .  Brokers Ledger (Commission Report).
    . Security Ledger Transaction Report with Realized Gains/Losses. . Security Ledger Tax Lot Holdings Report.
    .  Additional reports available upon request.

3)  Reconcile Accounting Asset Listing to Custodian Asset Listing:
    -------------------------------------------------------------

    .  Report any security balance discrepancies to the Custodian/Customer.

4)  Provide Monthly Analysis and Reconciliation of Additional Trial Balance
    -----------------------------------------------------------------------
    Accounts, such as:
    -----------------

    .  Security cost and realized gains/losses.
    .  Interest/dividend receivable and income.
    .  Payable/receivable for securities purchased and sold.
    .  Unrealized and realized currency gains/losses.
    .  Payable/receivable for Fund shares; issued and redeemed
    .  Expense payments and accruals analysis

5)  Be available for special verification of month-end NAVs.
    -------------------------------------------------------

6) Calculate the amount of the monthly distributions of income and gains to be paid by Brinson U.S. Cash Management Prime Fund.



                        SEMI-ANNUAL ACCOUNTING SERVICES
                        -------------------------------

1)  Provide NSAR Reporting.
    ----------------------

                           ANNUAL ACCOUNTING SERVICES
                           --------------------------

Assist and supply auditors with schedules supporting securities and shareholder transactions, income and expense accruals, etc. during the year in accordance with standard audit assistance requirements. Provide space and necessary personnel to accommodate auditors.



                             PARTNERSHIP ACCOUNTING
                             ----------------------

        1) Update the KPMG/Investall partnership accounting system with the appropriate income expense, realized and unrealized gains and losses whenever a capital change occurs.

        2) Update the KPMG/Investall partnership accounting system with the appropriate partner information whenever a capital change occurs.

        3) Update the KPMG/Investall partnership accounting system with the appropriate book to tax differences.

        4) Release to the Independent Accountants partnership tax information to facilitate preparation of Form 1065 and Schedules K-1.

            a) The Customer agrees that it will monitor compliance with the conditions listed below and that it will promptly inform both the Bank and Peat Marwick LLP ("KPMG") of any changes in facts or circumstances:

            1. The Customer must be classified as a partnership and will not be treated as an association taxable as a corporation for federal income tax purposes.

            2. The Customer must meet the definition of a "securities partnership" under Treasury Regulation section 1.704-3.

            3. The investments of the Customer must meet the definition of "qualified financial assets" under Treasury Regulation section 1.704-3.

            b) The Bank agrees to cooperate with Customer to remedy any problems that may arise as a result of the Investall system not being updated for future changes in tax laws or future changes in the partnership required method of allocation.